As filed with the Securities and Exchange Commission on June 8, 1998
                                                  Registration No. 33-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                                   Scios Inc.
             (Exact name of registrant as specified in its charter)
                               ------------------
           Delaware                                       95-3701481
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                       Identification Number)
                               ------------------

                              2450 Bayshore Parkway
                             Mountain View, CA 94043
                    (Address of Principal Executive Offices)
                               ------------------

                  Scios Inc. 1996 Non-Officer Stock Option Plan
                            (Full title of the plans)
                               ------------------

                              John H. Newman, Esq.
              Senior Vice President, General Counsel and Secretary
                                   Scios Inc.
                              2450 Bayshore Parkway
                             Mountain View, CA 94043
                                 (650) 966-1550
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                       Proposed
      Title of                  Proposed                Maximum
  Securities to be          Maximum Amount to       Offering Price            Aggregate              Amount of
     Registered               be Registered          Per Share(1)         Offering Price(1)     Registration Fee(2)
======================== ====================== ====================== ====================== ======================
Common Stock
(par value $.001)                 800,000               $9.1875             $7,350,000.00            $2,168.25
======================== ====================== ====================== ====================== ======================

(1) Pursuant to Rule 457(h) under the Securities Act of 1933, the offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market for June 2, 1998 for shares reserved for future grant pursuant to the 1996 Non-Officer Stock Option Plan.
(2) Estimated solely for the purpose of calculating the amount of the Registration Fee based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market for June 2, 1998.

        INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8, FILE NO. 333-35201.

         The contents of Registration Statements on Form S-8, File No. 333-35201, filed with the Securities and Exchange Commission on September 9, 1997 are incorporated by reference herein with such modifications as are set forth below.



                                    EXHIBITS

Exhibit
Number

5.1 Opinion of John H. Newman, Senior Vice President, General Counsel and Secretary of the Registrant, as to the legality of shares being registered.

23.1         Consent of Coopers & Lybrand L.L.P.

23.2 Consent of John H. Newman. Reference is made to Exhibit 5.1 of this Registration Statement.

24.1 Power of Attorney. Reference is made to page 3 of this Registration Statement.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June 5, 1998.

                                                 SCIOS INC.


                                                 By:  /s/ Richard L. Casey
                                                    __________________________
                                                    Richard L. Casey
                                                    Chairman of the Board and
                                                    Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Newman and Richard L. Casey, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                               Date


  /s/ Richard L. Casey          Chairman of the Board and           June 5, 1998
(Richard L. Casey)              Chief Executive Officer


  /s/ David Southern            Controller                          June 5, 1998
(David Southern)                (Principal Accounting
                                 Officer)

  /s/ Samuel H. Armacost        Director                            June 5, 1998
(Samuel H. Armacost)


  /s/ Myron Du Bain             Director                            June 5, 1998
(Myron Du Bain)


  /s/ Donald B. Rice            Director                            June 5, 1998
(Donald B. Rice, Ph.D.)


  /s/ Charles A. Sanders        Director                            June 5, 1998
(Charles A. Sanders, M.D.)


  /s/ Robert W. Schrier         Director                            June 5, 1998
(Robert W. Schrier, M.D.)


  /s/ Solomon H. Snyder         Director                            June 5, 1998
(Solomon H. Snyder, M.D.)


  /s/ Burton E. Sobel           Director                            June 5, 1998
(Burton E. Sobel, M.D.)


  /s/ Eugene L. Step            Director                            June 5, 1998
(Eugene L. Step)

                                  EXHIBIT INDEX

    Exhibit
    Number       Description

      5.1 Opinion of John H. Newman, Senior Vice President, General Counsel and Secretary of the Registrant, as to the legality of shares being registered.
     23.1        Consent of Coopers & Lybrand L.L.P.
     23.2 Consent of John H. Newman. Reference is made to Exhibit 5.1 of this Registration Statement.
     24.1 Power of Attorney. Reference is made to page 3 of this Registration Statement.